EXHIBIT 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2019 FIRST-QUARTER RESULTS

•	First-quarter reported net sales totaled $1.3 billion, up 2.5 percent.

•	First-quarter GAAP loss of $0.05 per diluted share.

•	Company books reserve for anticipated settlement of In re Dental Supplies Litigation matter.

•	First-quarter adjusted earnings[1] of $0.26 per diluted share.

•	Company generated $205.5 million of cash flow from operating activities and reduced debt by $160.6 million in the quarter.

•	Company updates fiscal 2019 GAAP earnings range to $0.84 to $0.94 per diluted share and adjusted earnings[1] range to $1.40 to $1.50 per diluted share.

St. Paul, Minn. — August 30, 2018 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.3 billion (see attached Sales Summary for further details) in its fiscal first quarter ended July 28, 2018, an increase of 2.5 percent compared to the same period last year. Internal sales, which adjust for the effects of currency translation and changes in product selling relationships, increased 2.3 percent.

Reported net loss attributable to Patterson Companies, Inc. for the first quarter of fiscal year 2019 was $4.5 million, or $0.05 per diluted share, compared to net income attributable to Patterson Companies, Inc. of $30.8 million, or $0.33 per diluted share, in last year’s fiscal first quarter. During the quarter, Patterson booked a pre-tax reserve of $28.3 million for the anticipated settlement of purported class action antitrust litigation. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs and a reserve for the anticipated legal settlement, totaled $24.0 million for the first quarter of fiscal 2019, or $0.26 per diluted share, compared to $41.4 million in the same quarter last year, or $0.44 per diluted share. The reported net loss and the adjusted net income attributable to Patterson Companies, Inc. were both impacted by the decrease in operating margins within the Dental segment.

Mark Walchirk, president and CEO of Patterson Companies, said, “Our results for the quarter did not meet our expectations. While our ongoing initiatives to improve the customer experience and enhance sales execution helped drive improved top line performance, these results were offset by competitive pricing pressures which negatively impacted our margins. The Animal Health business performed in line with our expectations, with solid revenue growth across both companion and production and particular strength in our private label category. Dental segment revenues benefited from year-over-year growth across all equipment categories and improving trends in consumables.

“Despite improving sales results, operating margins were below our expectations. We continue to take steps to stabilize our margins, including a thorough evaluation of our cost structure, but expect the pricing pressures to persist in the coming quarters. As a result, we are updating our fiscal 2019 earnings guidance to reflect our revised expectations for the remainder of the year.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the first quarter of fiscal 2019, which comprised approximately 62 percent of the company’s total sales, were $825.2 million compared to $776.1 million in the same quarter last year. Internal sales for the segment increased 6.0 percent from the fiscal 2018 first quarter. Year-over-year internal sales by category were as follows:

•	Production animal increased 6.7 percent.

•	Companion animal rose 5.5 percent.

Patterson Dental

Reported net sales in our Dental segment for the first quarter, which represented approximately 38 percent of total company sales, were $506.1 million compared to $518.8 million in the same quarter last year. Internal sales declined 2.7 percent compared to the fiscal 2018 first quarter. Year-over-year internal sales by category were as follows:

•	Consumable dental supplies decreased 5.2 percent.

•	Equipment and software increased 5.4 percent.

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies decreased 5.6 percent.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first quarter of fiscal 2019, Patterson Companies generated $205.5 million of cash from operating activities compared to a use of $46.0 million in the same period last year, yielding an improvement of $251.5 million year-over-year. Debt was reduced by $160.6 million in the quarter. In the first quarter of fiscal 2019, Patterson Companies paid $25.3 million in cash dividends to shareholders.

Legal Reserve

In August 2018, Patterson Companies commenced settlement discussions with the plaintiffs in the In re Dental Supplies Litigation matter. Based upon such discussions, although Patterson Companies has not yet entered into a definitive settlement agreement and any such agreement would be subject to court approval, Patterson Companies has established a pre-tax reserve for this matter of $28.3 million. The company anticipates the execution of a settlement agreement and the submission of such agreement to the court for approval.

FY2019 Guidance

Patterson Companies today updated fiscal 2019 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $0.84 to $0.94 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $1.40 to $1.50 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $31.1 million ($0.33 per diluted share).

•	Legal reserve costs of $20.7 million ($0.22 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2018.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income or loss before taxes, income tax expense or benefit, net income or loss, net income or loss attributable to Patterson Companies, Inc. and diluted earnings or loss per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses and legal reserve costs along with the related tax effects of these items, the impact of the 2017 Tax Act and other discrete tax matters.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s first-quarter performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

First-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2019 first-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2019 first-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 4196947 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com
WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

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PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 28, 2018	July 29, 2017
Net sales	$1,336,320	$1,304,115
Gross profit	283,663	299,048
Operating expenses	279,149	242,215

Operating income	4,514	56,833
Other income (expense):
Other income, net	1,253	1,512
Interest expense	(11,221)	(11,203)

Income (loss) before taxes	(5,454)	47,142
Income tax expense (benefit)	(945)	16,295

Net income (loss)	(4,509)	30,847
Net loss attributable to noncontrolling interests	(53)	—

Net income (loss) attributable to Patterson Companies, Inc.	$(4,456)	$30,847

Earnings (loss) per share attributable to Patterson Companies, Inc.:
Basic	$(0.05)	$0.33

Diluted	$(0.05)	$0.33

Weighted average shares:
Basic	92,529	93,350
Diluted	92,529	94,019
Dividends declared per common share	$0.26	$0.26

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 28, 2018	April 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$91,476	$62,984
Receivables	520,578	826,877
Inventory	845,507	779,834
Prepaid expenses and other current assets	183,963	103,029

Total current assets	1,641,524	1,772,724
Property and equipment, net	289,658	290,590
Goodwill and other intangible assets	1,193,093	1,205,401
Long-term receivables, net and other	163,483	202,949

Total assets	$3,287,758	$3,471,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$588,041	$610,368
Other accrued liabilities	218,847	205,415
Current maturities of long-term debt	78,442	76,598
Borrowings on revolving credit	32,000	16,000

Total current liabilities	917,330	908,381
Long-term debt	743,706	922,030
Other non-current liabilities	179,626	179,463

Total liabilities	1,840,662	2,009,874
Stockholders’ equity	1,447,096	1,461,790

Total liabilities and stockholders’ equity	$3,287,758	$3,471,664

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	July 28, 2018	July 29, 2017
Operating activities:
Net income (loss)	$(4,509)	$30,847
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,857	21,104
Non-cash employee compensation	6,357	8,656
Change in assets and liabilities, net of acquired	182,756	(106,635)

Net cash provided by (used in) operating activities	205,461	(46,028)
Investing activities:
Additions to property and equipment	(10,184)	(6,674)
Collection of deferred purchase price receivables	15,509	12,191
Other investing activities	2,244	—

Net cash provided by investing activities	7,569	5,517
Financing activities:
Dividends paid	(25,289)	(25,210)
Repurchases of common stock	—	(37,500)
Retirement of long-term debt	(176,633)	—
Draw on revolver	16,000	104,000
Other financing activities	2,117	1,916

Net cash provided by (used in) financing activities	(183,805)	43,206
Effect of exchange rate changes on cash	(733)	2,125

Net change in cash and cash equivalents	$28,492	$4,820

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	July 28, 2018	July 29, 2017	Total Sales Growth	Foreign Exchange Impact	Other(a)	Internal Sales Growth
Three Months Ended
Consolidated Net Sales
Consumable	$1,109,397	$1,080,105	2.7%	0.5%	(0.3)%	2.5%
Equipment and software	146,898	136,949	7.3	0.1	—	7.2
Other	80,025	87,061	(8.1)	0.2	—	(8.3)

Total	$1,336,320	$1,304,115	2.5%	0.5%	(0.3)%	2.3%

Dental
Consumable	$304,239	$320,178	(5.0)%	0.2%	—%	(5.2)%
Equipment and software	134,957	127,863	5.5	0.1	—	5.4
Other	66,868	70,766	(5.5)	0.1	—	(5.6)

Total	$506,064	$518,807	(2.5)%	0.2%	—%	(2.7)%

Animal Health
Consumable	$805,158	$759,927	6.0%	0.7%	(0.4)%	5.7%
Equipment and software	11,941	9,086	31.4	—	—	31.4
Other	8,115	7,123	13.9	1.7	—	12.2

Total	$825,214	$776,136	6.3%	0.7%	(0.4)%	6.0%

Corporate
Other	$5,042	$9,172	(45.0)%	—%	—%	(45.0)%

Total	$5,042	$9,172	(45.0)%	—%	—%	(45.0)%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three months ended July 28, 2018.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended
	July 28, 2018	July 29, 2017
Operating income (loss)
Dental	$35,873	$59,519
Animal Health	19,032	16,676
Corporate	(50,391)	(19,362)

Total	$4,514	$56,833

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended July 28, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Non-GAAP
Operating income	$4,514	$9,966	$—	$28,263	$42,743
Other expense, net	(9,968)	—	—	—	(9,968)

Income (loss) before taxes	(5,454)	9,966	—	28,263	32,775
Income tax expense (benefit)	(945)	2,286	—	7,523	8,864

Net income (loss)	(4,509)	7,680	—	20,740	23,911
Net loss attributable to noncontrolling interests	(53)	—	—	—	(53)

Net income (loss) attributable to Patterson Companies, Inc.	$(4,456)	$7,680	$—	$20,740	$23,964

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$(0.05)	$0.08	$—	$0.22	$0.26

Operating income as a % of sales	0.3%				3.2%
Effective tax rate	17.3%				27.0%

For the three months ended July 29, 2017	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Non-GAAP
Operating income	$56,833	$9,630	$6,906	$—	$73,369
Other expense, net	(9,691)	—	—	—	(9,691)

Income (loss) before taxes	47,142	9,630	6,906	—	63,678
Income tax expense (benefit)	16,295	3,345	2,611	—	22,251

Net income (loss)	30,847	6,285	4,295	—	41,427
Net loss attributable to noncontrolling interests	—	—	—	—	—

Net income (loss) attributable to Patterson Companies, Inc.	$30,847	$6,285	$4,295	$—	$41,427

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$0.33	$0.07	$0.04	$—	$0.44

Operating income as a % of sales	4.4%				5.6%
Effective tax rate	34.6%				34.9%

*	May not sum due to rounding